Exhibit 99.1

Monopar Announces Promising Preclinical Data for its MNPR-101 Radiopharma Program Targeting Advanced Cancers

WILMETTE, Ill., February 22, 2024 – Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage biopharmaceutical company focused on developing innovative treatments for cancer patients, today announced promising preclinical imaging and therapeutic efficacy data for its MNPR-101 radiopharmaceutical program. This novel first-in-class radiopharma program targets cancers expressing the urokinase plasminogen activator receptor (uPAR), which include a majority of all triple-negative breast, colorectal, and pancreatic cancers.

MNPR-101 Conjugated to Imaging Radioisotope

Maximizing the dose delivered to the tumor relative to normal tissue is of paramount importance in radiopharmaceutical therapy. Figure 1 below shows the before and after optimization of MNPR-101-Zr, Monopar’s radiopharmaceutical imaging agent for advanced solid tumors expressing uPAR. Monopar’s in-house radiopharmaceutical development team was able to significantly increase tumor uptake of MNPR-101-Zr while minimizing uptake in healthy tissue, as shown in this preclinical positron emission tomography (PET) sequential imaging time-series. The high specificity and durable tumor uptake are evident in the After Optimization panel below.

MNPR-101 Conjugated to Therapeutic Radioisotopes

Preclinical data to date demonstrate compelling and durable anti-tumor benefits with MNPR-101 conjugated to therapeutic radioisotopes. Figure 2 below shows preclinical efficacy data in a triple negative breast cancer as well as a pancreatic cancer human tumor xenograft mouse model utilizing two different therapeutic radioisotopes conjugated to MNPR-101; one of these radioisotopes has already been disclosed as being actinium-225 (Ac-225). The results in both show near complete elimination of the tumor after a single injection of the radiopharmaceutical agent. These studies demonstrate the potential of a MNPR-101 based radiopharmaceutical to provide a very meaningful clinical benefit to patients.

Monopar recently announced it received Human Research Ethics Committee (HREC) clearance in Australia to commence a Phase 1 dosimetry clinical trial for MNPR-101-Zr in advanced cancer patients. “As we prepare to launch this clinical trial, we are encouraged by the significant, precise, and durable accumulation we are seeing in tumors and the corresponding therapeutic benefit in preclinical human tumor xenograft models,” said Andrew Cittadine, Monopar’s Chief Operating Officer. “We are aiming to present these promising preclinical results at an upcoming scientific meeting.”

About Monopar Therapeutics Inc.

Monopar Therapeutics is a clinical-stage biopharmaceutical company focused on developing innovative treatments for cancer patients. Monopar's pipeline consists of Phase 1b-stage camsirubicin for the treatment of advanced soft tissue sarcoma; Phase 1-stage MNPR-101 for radiopharmaceutical use in advance cancers; and an early-stage camsirubicin analog, MNPR-202. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include: that these studies demonstrate the potential of an MNPR-101 based radiopharmaceutical to provide a very meaningful clinical benefit to patients; and that we are aiming to present these promising preclinical results at an upcoming scientific meeting. The forward-looking statements involve risks and uncertainties including, but not limited to: that future preclinical or clinical data will not be as promising as the data to date; not initiating and enrolling the Phase 1 clinical trial; that MNPR-101-Zr may cause unexpected serious adverse effects or fail to image or be effective against the cancer tumors in humans; the potential for the HREC to put the Phase 1 trial on clinical hold at any time; and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of imaging agents and therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.
Investor Relations
Kim R. Tsuchimoto
Chief Financial Officer
kimtsu@monopartx.com

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